UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2024

Phibro Animal Health Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PAHC	NASDAQ Stock Market

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 3, 2024 (the “Effective Date”), Phibro Animal Health Corporation (the “Company”), together with certain of its subsidiaries acting as guarantors (the “Guarantors”), entered into a Credit Agreement, dated as of July 3, 2024 (the “Credit Agreement”), by and among the Company, the Guarantors, Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), as Administrative Agent, Collateral Agent and Letter of Credit Issuer, and each lender party thereto (the “Lenders”).

Under the Credit Agreement, the Lenders agreed to extend credit to the Company in the form of (i) Initial Term A-1 Loans in an initial aggregate principal amount equal to $162,000,000 (the “Initial Term A-1 Loans”), (ii) Delayed Draw Term A-1 Loans in an initial aggregate principal amount equal to $189,000,000 (the “Delayed Draw Term A-1 Loans” and, together with the Initial Term A-1 Loans, the “Term A-1 Loans”) (iii) Initial Term A-2 Loans in an initial aggregate principal amount equal to $138,000,000 (the “Initial Term A-2 Loans”), (iv) Delayed Draw Term A-2 Loans in an initial aggregate principal amount equal to $161,000,000 (the “Delayed Draw Term A-2 Loans” and, together with the Initial Term A-2 Loans, the “Term A-2 Loans”), and (v) Revolving Credit Commitments in an initial aggregate principal amount of $310,000,000 (the “Revolving Credit Commitments” and, together with Term A-1 Loans and Term A-2 Loans, the “Credit Facilities”).

The Credit Facilities were used to refinance all of the Term A loans and the revolving credit facility under the Amended and Restated Credit Agreement, dated as of April 22, 2021 (the “Existing Credit Agreement”), by and among the Company, the guarantors party thereto, Bank of America, N.A. as administrative agent, collateral agent and letter of credit issuer, and each lender party thereto, to pay fees and expenses of the transaction, and for ongoing working capital requirements and general corporate purposes.

The Term A-1 Loans and Revolving Credit Commitments will mature on July 3, 2029. The Term A-2 Loans will mature on July 3, 2031.

The Initial Term A-1 Loans are repayable quarterly in an aggregate amount equal to (i) 0.625% of the initial aggregate principal amount of the Initial Term A-1 Loans made on the Effective Date, from September 30, 2024 to June 30, 2026, and (ii) 1.250% of the initial aggregate principal amount of the Initial Term A-1 Loans made on the Effective Date, from September 30, 2026 to June 30, 2029, with the balance payable at maturity.

The Initial Term A-2 Loans are repayable quarterly, commencing September 30, 2024, in an aggregate amount equal to 0.625% of the initial aggregate principal amount of the Initial Term A-2 Loans made on the Effective Date, with the balance payable at maturity.

The Lenders’ commitments to provide Delayed Draw Term A-1 Loans and Delayed Draw Term A-2 Loans will terminate on the earlier of (a) the date on which the maximum amount available under the delayed draw facilities has been drawn and (b) July 28, 2025.

Amortization of the Delayed Draw Term A-1 Loans and the Delayed Draw Term A-2 Loans will commence at the end of the first full fiscal quarter after the funding thereof is made. The amortization of any Delayed Draw Term A-1 Loans and Delayed Draw Term A-2 Loans shall be adjusted in the form of an increase to the amortization of such loans as may be necessary to cause such Delayed Draw Term A-1 Loans and Delayed Draw Term A-2 Loans to be treated as the same class as loans under, and to permit “fungibility” with, the Initial Term A-1 Loans and the Initial Term A-2 Loans, respectively, to the extent practicable.

Borrowings under the Credit Facilities bear interest at rates based on the ratio of the Company and its subsidiaries’ net consolidated total indebtedness to the Company and its subsidiaries’ consolidated EBITDA for applicable periods specified in the Credit Facilities (the “Net Leverage Ratio”). The interest rate per annum applicable to the loans under the Credit Facilities will be based on a fluctuating rate of interest equal to the sum of an applicable rate and, at the Company’s election from time to time, either (1) a base rate determined by reference to the greatest of (a) the rate as publicly announced from time to time by the Wall Street Journal as its “prime rate,” (b) one-half of 1.0% in excess of the federal funds effective rate at such time and (c) one-month Term SOFR plus 1.00%, or (2) Term SOFR determined by reference to SOFR with a term as selected by the Company of one, three or six months under the applicable loan, or (3) Daily SOFR. The Credit Facilities have applicable rates as set forth in the table below:

Net Leverage Ratio	Base Rate for Revolving Credit Loans and Term A-1 Loans	Term SOFR Loan or Daily SOFR Loan for Revolving Credit Loans and Term A-1 Loans	Base Rate for Term A-2 Loans	Term SOFR Loan or Daily SOFR Loan for Term A-2 Loans
≥ 4.00:1.00	1.75%	2.75%	2.25%	3.25%
≥ 3.50:1.00 and < 4.00:1.00	1.50%	2.50%	2.00%	3.00%
≥ 2.25:1.00 and < 3.50:1.00	1.25%	2.25%	1.75%	2.75%
< 2.25:1.00	1.00%	2.00%	1.50%	2.50%

The Company may receive patronage from the Lenders providing the Term A-2 Loans, to the extent eligible under such Lender’s patronage program, on only such portion of the Term A-2 Loans that are retained by such Lender (as determined by such Lender in its sole discretion).

The Company’s interest rate swap agreement on $300,000,000 of notional principal that effectively coverts the floating SOFR portion the Company’s interest obligation on that amount of debt to a fixed rate of 0.61% through June 2025, remains unchanged.

The Company must pay the Administrative Agent a quarterly commitment fee based upon the product of (i) the applicable rate as described below and (ii) the actual daily amount by which the aggregate revolving commitments exceed the sum of (A) the outstanding revolving credit loans under the Revolving Credit Facility (as defined in the Credit Agreement) and (B) obligations associated with any outstanding letters of credit in the applicable quarterly period. The Company also must pay the Letter of Credit Issuer letters of credit fees based upon the amount available to be drawn under such letters of credit.

The applicable rate under the Credit Facilities with respect to the commitment fee described in the immediately preceding paragraph is equal to (w) 0.35% if the Net Leverage Ratio is greater than or equal to 4:00:1:00, (x) 0.30% if the Net Leverage Ratio is greater than or equal to 3.50:1.00 and less than 4:00:1:00, (y) 0.25%, if the Net Leverage Ratio is less 3.50:1.00 but greater than or equal to 2.25:1.00, and (z) 0.20%, if the Net Leverage Ratio is less than 2.25:1.00.

The Company must pay the Administrative Agent a commitment fee equal to the product of (i) 0.35% per annum and (ii) the actual daily amount by which the aggregate Delayed Draw Term Commitments exceed the outstanding amount of Delayed Draw Term Loans. This fee accrues at all times from the date that is 60 days from the Effective Date until the termination date of the Delayed Draw Term Loans, and shall be due and payable quarterly in arrears, commencing September 30, 2024.

The Credit Agreement is subject to customary affirmative and negative covenants and events of default, subject to certain exceptions and thresholds set forth in the Credit Agreement. The Credit Facilities are secured by substantially the same collateral as the collateral that secured the obligations under the Existing Credit Agreement, subject to certain exceptions and thresholds.

The foregoing is a summary of the terms of the Credit Agreement, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1, and is incorporated by reference herein.

The Credit Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The Credit Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Credit Agreement were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As discussed in Item 1.01 above, on July 3, 2024, the Company, the Guarantors, Rabobank and the Lenders entered into the Credit Agreement, which provides for the Credit Facilities.

The description of the material terms of the Credit Agreement in Item 1.01 is incorporated by reference in this Item 2.03, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated July 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION Registrant

Date: July 9, 2024

	By:	/s/ Judith Weinstein
	Name:	Judith Weinstein
	Title:	Senior Vice President, General Counsel and Corporate Secretary